UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
 Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): August 28, 2024
  LAM RESEARCH CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-12933	94-2634797
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
4650 Cushing Parkway
Fremont, California 94538
(Address of principal executive offices including zip code)
(510) 572-0200
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, Par Value $0.001 Per Share	LRCX	The Nasdaq Stock Market
(Nasdaq Global Select Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company      ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                      ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(d) Election of Directors
On August 28, 2024, the Board of Directors (the “Board”) of Lam Research Corporation (the “Company”), pursuant to applicable provisions of the Company’s Amended and Restated Bylaws, appointed Ita M. Brennan, age 57, and Mark Fields, age 63, as directors of the Company, effective August 30, 2024. In connection with the director appointments, the size of the board was increased by two. On November 5, 2024, Ms. Brennan will join the Audit Committee of the Board, and Mr. Fields will join the Compensation and Human Resources Committee of the Board.
Ms. Brennan is the former Senior Vice President, Chief Financial Officer of Arista Networks, Inc., a cloud networking solutions company, a position she held from May 2015 to February 2024. Over her career, Ms. Brennan has held several key finance roles. From March 2014 to May 2015, she served as Chief Financial Officer of QuantumScape Corporation, a battery manufacturing company. Prior to joining QuantumScape, she served as the Chief Financial Officer of Infinera Corporation, a telecommunications equipment company, from July 2006 to February 2014, and as Vice President of Finance and Corporate Controller from July 2006 to July 2010. From 1997 to 2006, Ms. Brennan held various roles at Maxtor Corporation, an information storage solutions company, including Vice President of Finance for the company’s worldwide operations.
Ms. Brennan has served as a member of the board of directors of: Planet Labs PBC, an earth imaging company, since June 2021, where she serves as the chair of the audit committee; and Cadence Design Systems, Inc., a computational software company, since March 2020, where she serves as the chair of the corporate governance and nominating committee and a member of the audit committee.
She previously served on the board of directors of LogMeIn, Inc., a provider of web-based remote access software and services, from November 2018 to September 2020, where she served as a member of the audit committee.
Ms. Brennan studied accounting, finance, and management at the Institute of Chartered Accountants in Ireland, qualifying as a chartered accountant and fellow of the institute. In addition, Ms. Brennan is a public accounting alumna of Deloitte & Touche, having worked at the firm in both Ireland and the United States.
Mr. Fields has served as a Senior Advisor at TPG Capital LP, a global alternative asset firm, since October 2017. From October 2021 to February 2022, he served as Interim Chief Executive Officer of Hertz Global Holdings, Inc., which operates the Hertz, Thrifty and Dollar rental car brands. Prior to Hertz Global Holdings, Inc., Mr. Fields served as President and Chief Executive Officer of Ford Motor Company, an automotive company, from July 2014 to May 2017, and as Chief Operating Officer from December 2012 to July 2014. He joined Ford in 1989 and served in various leadership positions throughout his tenure, including as Executive Vice President and President, Americas; Executive Vice President and Chief Executive Officer, Ford of Europe and Premier Automotive Group; Chairman and Chief Executive Officer, Premier Automotive Group; and President and Chief Executive Officer, Mazda Motor Corporation.
Mr. Fields has served as a member of the board of directors of: Hertz Global Holdings, Inc. since June 2021; QUALCOMM Incorporated, a semiconductors, software, and services company, since June 2018, where he is a member of the audit committee; Tanium Inc., a privately-held cybersecurity and systems management company, where he has served as the lead independent director since September 2020; Planview, Inc., a privately-held global enterprise software company, since April 2022; and Boomi, LP, a privately-held software company, since September 2022.
He previously served on the board of directors of: TPG Pace Beneficial II Corp. from April 2021 to April 2023; TPG Pace Solutions Corp from April 2021 to December 2021; Ford Motor Company from July 2014 to May 2017; and IBM Corporation from March 2016 to April 2018.
Mr. Fields earned a B.A. in Economics from Rutgers University and an M.B.A. degree from Harvard Business School.
There are no arrangements or understandings between either of Ms. Brennan or Mr. Fields and any other persons pursuant to which Ms. Brennan or Mr. Fields, respectively, were named directors of the Company. Neither Ms. Brennan nor Mr. Fields have any family relationship with any of the Company’s directors or executive officers or any persons nominated or chosen by the Company to be a director or executive officer. Neither Ms. Brennan nor Mr. Fields has a direct or indirect material interest in any transaction or proposed transaction required to be reported under Section 404(a) of Regulation S-K or Item 5.02(d) of Form 8-K.

Ms. Brennan and Mr. Fields will receive compensation for their service as a director consistent with the Company’s current policies for compensation of non-employee directors.
In accordance with the Company’s customary practice, the Company is entering into its standard form of indemnification agreement with each of Ms. Brennan and Mr. Fields, which will require the Company to indemnify each of them against certain liabilities that may arise as a result of their status or service as a director. The description of the indemnification agreements with Ms. Brennan and Mr. Fields is qualified in its entirety by the full text of the form of indemnification agreement, which is attached to the Company’s Quarterly Report on Form 10-Q dated January 29, 2024 as Exhibit 10.1.
On August 30, 2024, the Company issued a press release announcing the appointments of Ms. Brennan and Mr. Fields. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits

99.1	Press Release dated August 30, 2024
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	August 30, 2024	LAM RESEARCH CORPORATION
(Registrant)
/s/ Ava A. Harter
Ava A. Harter
Senior Vice President, Chief Legal Officer